UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 14, 2010
PRESIDENTIAL LIFE CORPORATION (Exact Name of Registrant as Specified in Charter)
Delaware	0-5486	13-2652144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69 Lydecker Street, Nyack, New York	10960
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (845) 358-2300

N/A
(Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On May 14, 2010, Presidential Life Corp. (“Presidential”) and its wholly owned subsidiary Presidential Life Insurance Company (“PLIC”) signed employment agreements with (a) Donald L. Barnes (“Barnes”) the President and Chief Executive Officer of Presidential and PLIC, and (b) Mark Abrams, the Executive Vice-President and Chief Investment Officer of PLIC.  Both employment agreements have an effective date of March 1, 2010.

The Barnes employment agreement provides that (1) Barnes is to receive a salary of $520,000 per annum, (2) the term of the agreement expires on December 31, 2012, and (3) certain payments be made to Barnes if his employment is terminated with the amount of such payments varying depending upon the circumstances underlying the termination.

The Abrams employment agreement provides that (1) Abrams is to receive a salary of $367,200 per annum, (2) the term of the agreement expires on December 31, 2012, and (3) certain payments be made to Abrams if his employment is terminated with the amount of such payments varying depending upon the circumstances underlying the termination.

The above descriptions are qualified in their entirety by reference to the terms of the employment agreements attached as Exhibit 10.1 for Donald L. Barnes and exhibit 10.2 for Mark Abrams to this form 10-K.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

Description

10.1

Employment Agreement dated May 14, 2010 with effective date of March 1, 2010, by and between Presidential Life Insurance Company, Presidential Life Corporation and Donald L. Barnes

10.2

Employment Agreement, dated May 14, 2010 with an effective date of March 1, 2010, by and between Presidential Life Insurance Company, Presidential Life Corporation and Mark Abrams

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL LIFE CORPORATION

Date: May 14, 2010

By:    /s/ Donald L. Barnes

Donald L. Barnes, President and Duly Authorized Officer of the Registrant

Date: May 14, 2010

By:    /s/ Dominic D’Adamo

Dominic D’Adamo Acting Chief Financial Officer of the Registrant